POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints the Chief Executive Officer, the Chief Financial Officer and the Vice President - Financial Reporting of TELA Bio, Inc. (the "Company"), each as the undersigned's true and lawful attorney-in-fact to:

(i) to execute and file for and on behalf of the undersigned any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership acquisition or disposition of securities of the Company that the undersigned may be required to file with the U.S. Securities and Exchange Commission (the "SEC") in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder;

(ii) to execute and file for and on behalf of the undersigned any voluntary filings under Section 16 of the Exchange Act;

(iii) to request electronic filing codes from the SEC by filing the Form ID (including amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically;

(iv) to prepare, file, and submit any documents or reports that may be required under SEC Rule 144 to permit the undersigned to sell Company common stock without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144 as amended from time to time; or

(v) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorney-in-fact's or attorneys-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

       The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or the Securities Act.  The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for purposes of Section 16 of the Exchange Act or the Securities Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership, acquisition or disposition of securities of the Company.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of April, 2020.

/s/ Lisa Colleran

Name: Lisa Colleran

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